UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 23, 2003

EASTMAN CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

                                                               Delaware                                        1-12626                                   62-1539359
                                                          (State or other jurisdiction of                                    (Commission                                         (I.R.S. employer
                                                           incorporation or organization)                                   File Number)                                       identification No.)

100 N. Eastman Road, Kingsport, TN     37660
                                                                                      (Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 12:

              99.01     Public release by the registrant on October 23, 2003 of third quarter 2003 financial results

Item 12. Results of Operations and Financial Condition

On October 23, 2003, the registrant publicly released its financial results for the third quarter of 2003. The full text of the release is furnished as Exhibit 99.01 to this Form 8-K, and is incorporated here by reference. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The release uses the non-GAAP financial measure "earnings per diluted share excluding asset impairments and restructuring charges." The registrant’s management believes that the asset impairments and restructuring charges included in third-quarter 2003 results, while indicative of the performance of certain businesses and product lines and continuous efforts to reduce costs, do not reflect ongoing business results. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider results of operations without asset impairments and restructuring costs. Management utilizes earnings excluding asset impairments and restructuring charges in the measures it uses to evaluate corporate and segment performance and in determining certain performance-based compensation. This measure is not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The reconciliation table in the third-quarter 2003 financial tables which accompany the release reconciles earnings per share on a GAAP basis, as reflected in the registrant's Consolidated Statements of Earnings, Comprehensive Income, and Retained Earnings, to earnings per share excluding asset impairments and restructuring costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Eastman Chemical Company

By: /s/ James P. Rogers

Name: James P. Rogers
Title: Senior Vice President and
                                                                                                Chief Financial Officer

Date: October 23, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.01	Public release by the registrant onOctober 23, 2003, of third quarter 2003 financial results.